UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55580 (Commission File Number)	81-0862795 (IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 5, 2018, the Board of Directors (the “Board”) of Highlands REIT, Inc. (the “Company”) increased the size of the Board from two to three members and elected Jeffrey L. Shekell to the Board, effective November 9, 2018.

The Board also appointed Mr. Shekell to the Company’s Compensation Committee and as chair of the Company’s Audit Committee, effective November 9, 2018.

There is no arrangement or understanding between Mr. Shekell and any other person pursuant to which Mr. Shekell was appointed as a director. Mr. Shekell does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shekell will be entitled to compensation for his service on the Board on the same basis as all other non-employee directors of the Company, pursuant to the Highlands REIT, Inc. 2016 Incentive Award Plan and the Highlands REIT, Inc. Director Compensation Program. In addition, the Company entered into an indemnification agreement with Mr. Shekell, effective as of November 9, 2018, substantially in the form filed as Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed on March 18, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: November 9, 2018	By:	/s/ Robert J. Lange
	Name:	Robert J. Lange
	Title:	General Counsel, Executive Vice President & Secretary